FOR RELEASE ON OR AFTER:      October 29, 2012
CONTACT:                                John Perino, VP Investor Relations
             608-361-7501
             john.perino@regalbeloit.com

Regal Beloit Corporation Announces Third Quarter 2012 Financial Results

•	Record Third Quarter Sales and Earnings

•	Another Quarter of Strong Free Cash Flow

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the third quarter ended September 29, 2012.  Net sales of $779.5 million increased 5.8% compared to $736.9 million for the third quarter of 2011.  Diluted earnings per share were $1.29 for the third quarter of 2012 compared to diluted earnings per share of $1.13 for the third quarter of 2011.

“Despite challenging global economic conditions, Regal delivered another strong operating performance in the third quarter, in line with our earlier guidance” commented Mr. Mark Gliebe, Chairman and Chief Executive Officer.  “We experienced slight growth in our residential HVAC business however most of our other businesses around the world saw slowing demand.  We made substantial progress during the quarter on our previously announced restructuring plans to rationalize our manufacturing operations, reduce our global footprint and produce synergy savings.  Further, we have been proactively controlling our expenses during these uncertain times.  Our teams did a nice job of protecting our margins in spite of softer demand and we delivered another quarter of free cash flow exceeding net income,” continued Mr. Gliebe.

Adjusted diluted earnings per share*1 were $1.32 for the third quarter of 2012, after adding $0.08 of restructuring charges for announced facility closures and other restructuring activities and subtracting $0.05 for the prior year tax adjustment. This compares to adjusted diluted earnings per share of $1.31 in the third quarter of 2011 as detailed in the table below.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
GAAP Diluted Earnings Per Share	$1.29	$1.13	$3.94	$3.00
EPC Acquisition Costs and Purchase Accounting Costs	-	0.28	-	0.46
2Q 2011 Warranty Expense Item	-	-	-	0.44
Restructuring Costs	0.08	-	0.09	-
Gain on Disposal of Real Estate	-	-	(0.02)	-
Gain on Divestiture	-	(0.10)	-	(0.10)
Prior Year Tax Benefit	(0.05)	-	(0.05)	-
Adjusted Diluted Earnings Per Share	$1.32	$1.31	$3.96	$3.80

1 This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

Electrical segment net sales in the third quarter 2012 included $179.4 million from the businesses acquired within the last twelve months (“acquired businesses”).  Excluding the acquired businesses, Electrical segment net sales declined 9.2% as a result of declining net sales in the Commercial and Industrial and Asian businesses.  North American residential HVAC motor net sales increased 0.4% for the third quarter 2012 compared to the third quarter 2011.  North American commercial and industrial motor net sales decreased 6.4% for the third quarter 2012 compared to the third quarter of 2011, adjusting for the divested business.

Mechanical segment net sales for the third quarter 2012 included $11.1 million from the acquired businesses.  Excluding the impact of the acquired and divested businesses, Mechanical segment sales in North America decreased 0.9%.

Third quarter 2012 net sales to regions outside the United States decreased 9.4% compared to third quarter 2011 and represented 31.4% of total net sales.  Sales of high efficiency products were 21.8% of net sales in the third quarter 2012.  Excluding acquired businesses, the impact of foreign currency exchange rates decreased total net sales by 1.7% for the third quarter 2012 compared to the third quarter 2011.

Third quarter 2012 gross profit included $2.8 million of restructuring expenses, reported in the Electrical segment cost of sales.   Third quarter 2011 gross profit included EPC purchase accounting inventory adjustments of $10.3 million, reflected in the Electrical segment cost of sales.

OPERATING EXPENSES	(In millions)
	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Operating Expenses	$109.3	$101.5	$344.6	$298.0
As a percentage of net sales	14.0%	13.8%	14.1%	14.3%

Operating Expenses by Segment:
Electrical segment	$99.9	$90.7	$315.2	$266.1
As a percentage of net sales	14.1%	13.6%	14.2%	14.2%
Mechanical segment	$9.4	$10.8	$29.4	$31.9
As a percentage of net sales	13.2%	15.6%	12.9%	15.3%

Electrical segment operating expenses for the third quarter 2012 included $18.5 million from the acquired businesses, restructuring expenses of $2.4 million, and minimal acquisition related expenses.  In the third quarter 2011, Electrical segment operating expenses included EPC operating expenses of $10.0 million, a gain of $6.5 million on the divested business, and acquisition related expenses of $5.9 million.  Mechanical segment operating expenses for the third quarter included an incremental $1.0 million from the acquired businesses.

INCOME FROM OPERATIONS	(In millions)
	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Income from Operations	$83.3	$78.1	$265.7	$197.1
As a percentage of net sales	10.7%	10.6%	10.8%	9.5%

Income from Operations by Segment:
Electrical segment	$73.2	$69.3	$234.1	$169.8
As a percentage of net sales	10.3%	10.4%	10.5%	9.1%
Mechanical segment	$10.1	$8.8	$31.6	$27.3
As a percentage of net sales	14.2%	12.7%	13.9%	13.1%
The effective tax rate for the third quarter 2012 was 24.5% compared to 30.3% for the third quarter 2011 driven primarily by the qualification in China of a high technology tax incentive for two of our facilities that resulted in a retroactive benefit of $2.3 million and additional future benefits.  Interest expense was flat compared to third quarter 2011.

Net cash provided by operating activities was $71.8 million, an increase of $5.1 million from the prior year.  Cash flow from operations was used to fund capital expenditures, pay dividends and reduce debt.  Capital expenditures in the third quarter 2012 were $21.3 million including the completion of two factories in China, partially offset by $4.7 million of government grants.

“Since the latter half of the third quarter, we've seen further economic weakening and increased uncertainty.  These conditions are impacting our business in most areas of the world,” Gliebe said.  "For the fourth quarter, we are anticipating our typical seasonal sales declines with modest year-over-year growth in our residential HVAC business.  However, the overall slowing demand in our other markets will put pressure on our operating performance.  We will focus on executing on our restructuring plans and simplifying the Company which should keep us nimble and generate future savings.”

“Including $0.09 of anticipated expense from these restructuring activities, our earnings guidance for the fourth quarter of 2012 is $0.58 to $0.66 per share.  Excluding the $0.09 of restructuring expense, our adjusted EPS guidance is $0.67 to $0.75,” continued Mr. Gliebe.

Regal will hold a conference call at 9:00 AM CDT (10:00 AM EDT) on Tuesday, October 30, 2012, to discuss the earnings release.  To listen to the call and view the presentation slides via the internet, please go to http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=89749.  Individuals who would like to participate by phone should dial 800-860-2442, referencing Regal.  International callers should dial 412-858-4600, referencing Regal.

A telephone replay of the call will be available through December 30, 2012, at 877-344-7529, conference ID 10019118.  International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available until December 30, 2012, and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm  or at
http://www.videonewswire.com/event.asp?id=89749.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

###

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on February 29, 2012  and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
(Dollars in Millions, Except Cash Dividends Declared and Per Share Data)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Net Sales	$779.5	$736.9	$2,451.3	$2,081.3
Cost of Sales	586.9	557.3	1,841.0	1,586.2
Gross Profit	192.6	179.6	610.3	495.1
Operating Expenses	109.3	101.5	344.6	298.0
Income From Operations	83.3	78.1	265.7	197.1
Interest Expense	10.6	10.5	33.6	20.4
Interest Income	0.4	0.5	1.2	1.2
Income Before Taxes & Noncontrolling Interests	73.1	68.1	233.3	177.9
Provision For Income Taxes	17.9	20.6	63.9	53.6
Net Income	55.2	47.5	169.4	124.3
Less: Net Income Attributable to Noncontrolling Interests, net of tax	0.9	1.8	3.7	5.5
Net Income Attributable to Regal Beloit Corporation	$54.3	$45.7	$165.7	$118.8
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.30	$1.14	$3.98	$3.04
Assuming Dilution	$1.29	$1.13	$3.94	$3.00
Cash Dividends Declared	$0.19	$0.18	$0.56	$0.53
Weighted Average Number of Shares Outstanding (in millions):
Basic	41.7	39.9	41.7	39.1
Assuming Dilution	42.0	40.4	42.0	39.6

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Electrical Segment		Mechanical Segment
	Three Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Net Sales	$708.3	$667.5	$71.2	$69.4
Income from Operations	73.2	69.3	10.1	8.8

	Electrical Segment		Mechanical Segment
	Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
Net Sales	$2,223.3	$1,873.0	$228.0	$208.3
Income from Operations	234.1	169.8	31.6	27.3

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	September 29,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$185.8	$142.6
Trade Receivables, less Allowances of $12.0 million in 2012 and $13.6 million in 2011	466.5	424.2
Inventories	594.9	575.8
Prepaid Expenses and Other Current Assets	108.5	99.9
Deferred Income Tax Benefits	42.9	48.6
Total Current Assets	1,398.6	1,291.1

Property, Plant, Equipment and Noncurrent Assets	2,025.1	1,975.4
Total Assets	$3,423.7	$3,266.5
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$292.7	$249.4
Other Accrued Expenses	226.4	265.1
Current Maturities of Debt	83.8	10.0
Total Current Liabilities	602.9	524.5

Long-Term Debt	781.7	909.2
Other Noncurrent Liabilities	262.2	256.4
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,735.1	1,535.9
Noncontrolling Interests	41.8	40.5
Total Equity	1,776.9	1,576.4
Total Liabilities and Equity	$3,423.7	$3,266.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55.2	$47.5	$169.4	$124.3
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	31.9	26.1	95.0	69.7
Excess tax benefits from share-based compensation	(0.8)	-	(1.7)	(1.0)
(Gain) loss on disposition of property, net	(0.3)	(6.1)	(1.7)	(5.6)
Share-based compensation expense	2.2	3.9	6.7	10.1
Change in assets and liabilities	(16.4)	(4.7)	8.5	(21.3)
Net cash provided by operating activities	71.8	66.7	276.2	176.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(21.3)	(5.9)	(66.1)	(44.3)
Purchase of investment securities	(4.7)	-	(4.7)	-
Sales of investment securities	1.5	-	1.5	56.0
Business acquisitions, net of cash acquired	(7.7)	(742.8)	(103.0)	(764.8)
Grants received for capital expenditures	4.7	-	7.1	-
Proceeds from sale of assets	-	14.9	2.7	15.0
Net cash used in investing activities	(27.5)	(733.8)	(162.5)	(738.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	50.0	200.0	281.0	200.0
Repayments under revolving credit facility	(23.0)	(172.0)	(263.0)	(172.0)
Proceeds from short-term borrowings	35.6	0.9	36.4	21.5
Repayments of short-term borrowings	(32.9)	(1.9)	(32.9)	(17.3)
Proceeds from long-term borrowings	-	500.0	-	500.0
Payments of long-term debt	(75.1)	-	(75.2)	(0.1)
Dividends paid to shareholders	(7.9)	(6.9)	(22.9)	(20.1)
Proceeds from the exercise of stock options	1.4	0.1	3.5	1.9
Excess tax benefits from share-based compensation	0.8	-	1.7	1.0
Financing fee paid	-	(0.9)	-	(2.8)
Net cash provided by (used in) financing activities	(51.1)	519.3	(71.4)	512.1

EFFECT OF EXCHANGE RATES ON CASH	1.7	(3.1)	0.9	(0.3)

Net (decrease) increase in cash and cash equivalents	(5.1)	(150.9)	43.2	(50.1)
Cash and cash equivalents at beginning of period	190.9	275.3	142.6	174.5
Cash and cash equivalents at end of period	$185.8	$124.4	$185.8	$124.4

NON-GAAP MEASURES
Unaudited
(Dollars in Millions Except Per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, adjusted income from operations, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment.

	Three Months Ended		Nine Months Ended
	Sep. 29,	Oct. 1,	Sep. 29,	Oct. 1,
	2012	2011	2012	2011
GAAP Diluted Earnings Per Share	$1.29	$1.13	$3.94	$3.00
EPC Acquisition Costs and Purchase Accounting Costs	-	0.28	-	0.46
2Q 2011 Warranty Expense Item	-	-	-	0.44
Restructuring Costs	0.08	-	0.09	-
Gain on Disposal of Real Estate	-	-	(0.02)	-
Gain on Divestiture	-	(0.10)	-	(0.10)
Prior Year Tax Benefit	(0.05)	-	(0.05)	-
Adjusted Diluted Earnings Per Share	$1.32	$1.31	$3.96	$3.80

	Three Months Ended		Nine Months Ended
	Sep. 29,	Oct. 1,	Sep. 29,	Oct. 1,
	2012	2011	2012	2011
GAAP Gross Profit	$192.6	$179.6	$610.3	$495.1
EPC Purchase Accounting Costs	-	10.3	-	10.3
Restructuring Costs	2.8	-	3.3	-
2Q 2011 Warranty Expense Item	-	-	-	28.0
Adjusted Gross Profit	$195.4	$189.9	$613.6	$533.4

Adjusted Gross Profit as a Percentage of Net Sales	25.1%	25.8%	25.0%	25.6%

	Three Months Ended		Nine Months Ended
	Sep. 29,	Oct. 1,	Sep. 29,	Oct. 1,
	2012	2011	2012	2011
GAAP Income from Operations	$83.3	$78.1	$265.7	$197.1
EPC Acquisition Costs and Purchase Accounting Costs	-	16.1	-	25.7
2Q 2011 Warranty Expense Item	-	-	-	28.0
Restructuring Costs	5.2	-	5.7	-
Gain on Disposal of Real Estate	-	-	(1.3)	-
Gain on Divestiture	-	(6.5)	-	(6.5)
Adjusted Income from Operations	$88.5	$87.7	$270.1	$244.3

	Three Months Ended		Nine Months Ended
	Sep. 29,	Oct. 1,	Sep. 29,	Oct. 1,
	2012	2011	2012	2011
GAAP Net Cash Provided by Operating Activities	$71.8	$66.7	$276.2	$176.2
Additions to Property Plant and Equipment	(21.3)	(5.9)	(66.1)	(44.3)
Grants Received for Capital Expenditures	4.7	-	7.1	-
Free Cash Flow	$55.2	$60.8	$217.2	$131.9
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	101.7%	133.0%	131.1%	111.0%